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                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-32311

PRICING SUPPLEMENT NO. 4
Dated September 29, 1998 to
Prospectus dated August 4, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series G



      This Pricing Supplement describes our sale of Notes through Lehman Brothers, Inc. and Goldman, Sachs & Co., as agents.


Principal
Amount:                 $25,000,000                   $25,000,000

Interest
Rate:                         5.78%                         5.78%

Original
Issue Date:                 10/1/98                       10/1/98

Stated
Maturity:                 10/1/2008                     10/1/2008

Price
to Public:              $25,000,000                  $ 25,000,000

Agent:        Lehman Brothers, Inc.          Goldman, Sachs & Co.

Agent's
Commission:                $142,500                      $142,500

Net Proceeds
to Company:             $24,857,500                   $24,857,500

CUSIP:                  05916M AN 3                   05916M AN 3


      We  registered a total of $200,000,000 worth of Notes.   So
far,  we  have  issued $140,000,000, including these $50,000,000.
We still have $60,000,000 worth of Notes available to issue.